UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2021

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania	19112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Third Amended and Restated Advisory Agreement

On December 15, 2021, FS Credit Real Estate Income Trust, Inc. (the “Company”) entered into the Third Amended and Restated Advisory Agreement (the “New Advisory Agreement”), effective as of November 30, 2021, by and between the Company and FS Real Estate Advisor, LLC (the “Adviser”). The New Advisory Agreement amends and restates the Second Amended and Restated Advisory Agreement, dated as of August 17, 2018 (as amended, the “Prior Agreement”), to permit the base management fee and performance fee to be paid, at the Adviser’s election, in (i) cash, (ii) Class I shares of common stock (“Class I Shares”), (iii) performance-contingent Class I Share awards (“Class I PCRs”), or (iv) any combination of cash, Class I Shares or Class I PCRs. Under the New Advisory Agreement, the Adviser will be paid the base management fee and performance fee in cash unless it elects to receive Class I Shares or Class I PCRs by providing written notice to the Company within ten (10) days following the end of the applicable quarter or year when such fee was earned (the date of such election, the “Election Date”). Class I PCRs shall provide the Adviser the right to receive from the Company a number of Class I Shares equivalent to the number of Class I PCRs immediately upon satisfaction of the performance conditions set forth in the Class I PCR award agreement, which shall be approved by the Company’s board of directors (the “Board”), including a majority of the independent directors, as fair and reasonable to the Company and on terms no less favorable to the Company than those available from unaffiliated third parties. The Adviser may elect at a later date to have the Company repurchase some or all of the Class I Shares issued to the Adviser in accordance with the New Advisory Agreement, including Class I Shares issued pursuant to any Class I PCRs (the “Adviser Class I Shares”) at a per share price equal to the then-current Class I Share transaction price (generally the prior month’s net asset value (“NAV”) per Class I Share). The Adviser Class I Shares will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase. The Adviser will have registration rights with respect to the Adviser Class I Shares.

In addition, Rialto Capital Management, LLC, the sub-adviser engaged by the Adviser (the “Sub-Adviser”), agreed to receive the base management fees and performance fees it receives from the Adviser in the same proportion of cash, Class I Shares and Class I PCRs as elected by the Adviser for a given period. Any such Class I Shares and Class I PCRs issued to the Sub-Adviser will have the same rights and conditions as those issued to the Adviser.

Form of Class I PCR Agreement

Under the form of Class I PCR agreement to be entered into between the Company, the Adviser and Sub-Adviser (the “PCR Agreement”), management and performance fees may be payable to the Adviser and Sub-Adviser (the “Adviser Entities”) in the form of Class I PCRs to the extent that distributions paid to stockholders in the applicable fiscal quarter exceed the Company’s Adjusted Core Earnings. “Adjusted Core Earnings” means: the net income (loss) attributable to stockholders, computed in accordance with generally accepted accounting principles in the United States (“GAAP”), including (A) realized gains (losses) not otherwise included in GAAP net income (loss), (B) stockholder servicing fees, and (C) reimbursements for organization and offering expenses, and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items. Thereafter, Class I PCRs may become issuable in the form of Class I Shares upon the achievement of the following conditions in any fiscal quarter following the initial issuance of the Class I PCRs (together, the “Performance Conditions”): (a) Adjusted Core Earnings for the quarter exceed distributions paid to stockholders during such quarter (such difference, the “Excess Distributable Income”) and (b) the annualized distribution yield on the Class I Shares (measured over such quarter) is at least at the yield target determined by management given then-current market conditions (the “Yield Target”). The initial Yield Target will be a 6.0% annualized yield on the Class I Shares.

On the last day of any fiscal quarter in which the Company achieves the Performance Conditions (the “Performance Achievement Date”), the Company will issue to the Adviser Entities the number of Class I Shares equal in value to the Excess Distributable Income for such quarter in respect of any outstanding Class I PCRs. The Adviser Entities, and their respective affiliates and employees, may not request repurchase by the Company of any Class I Shares issued under the PCR Agreement for a period of six (6) months from the date of issuance. Thereafter, upon ten (10) days’ written notice to the Company by the Adviser Entities, the Company must repurchase any Class I Shares requested to be repurchased by the Adviser at the most recently published transaction price per Class I Share; provided that no repurchase shall be permitted that would jeopardize the Company’s qualification as a REIT or violate Maryland law. If, prior to the Performance Achievement Date, (i) the New Advisory Agreement is terminated in accordance with Section 12(b) of the New Advisory Agreement (other than Section 12(b)(iii) thereof) or (ii) the Sub-Advisory Agreement is terminated in accordance with Section 9(b) thereof (other than Section 9(b)(v) thereof), any rights related to the Class I PCRs evidenced hereby by the terminated party as of the date of such termination shall immediately vest and the Company shall issue the number of Class I shares issuable upon such vesting. If, prior to the Performance Achievement Date, either of the Adviser Entities resigns as the adviser or sub-adviser, respectively, of the Company, then any rights related to the Class I PCRs evidenced hereby as of the date of such resignation shall remain outstanding and Class I Shares issuable in respect thereof shall be issued upon achievement of the Performance Conditions.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2021, the Board increased the size of the Board by one and appointed James W. Brown as a new director, effective as of the same date. Mr. Brown serves as an independent director and was appointed to serve for a term expiring at the Company’s 2022 annual meeting of stockholders.

Mr. Brown has not been elected to serve as a member of the Board pursuant to any agreement or understanding with the Company or any other person and does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Brown will receive compensation for his service as an independent director in accordance with the Company’s independent director compensation plan.

Set forth below is Mr. Brown’s biographical information:

James W. Brown joined our board in December 2021. He has been affiliated with FS Investments since 2016, most recently as a trustee of the FS Series Trust. Through his work in both the private and public sectors, he has developed wide experience in real estate transactions, finance and investment. He served as an attorney for the Banking Committee of the U.S. House of Representatives from 1977 to 1981 and as an associate/partner at the Dilworth Paxson law firm from 1982 to 1987. It his legal practice he represented real estate lenders, buyers, sellers and bondholders in numerous transactions. In 1987, he was confirmed as the Pennsylvania Secretary of General Services, heading the department that administers, among other matters, all Commonwealth construction, building operation and real estate leasing. He went on to serve as Chief of Staff to Pennsylvania Governor Robert P. Casey from 1989 to 1994. In addition to his regular duties in that role, he served on the boards of both state public pension funds and the Pennsylvania Housing Finance Agency and led several large economic development projects. From 1995 to 2006, he served as a founding partner of SCP Private Equity Partners, where he led a number of investments, including several hotels. In 2007, he was appointed Chief of Staff to U.S. Senator Robert P. Casey, Jr., a position he held through 2015. Mr. Brown has been a member or chair of the boards of numerous companies, both public and private and has also served on the boards of many nonprofit and charitable institutions. He is currently a director of the Hershey Company and the Hershey Trust Company and is a member of the Board of Managers of the Milton Hershey School. He received his B.A. From Villanova University’s Honors Program and his J.D. from the University of Virginia Law School.

In connection with Mr. Brown’s election to the Board, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Brown (the “Indemnitee”). The Company previously entered into substantially identical indemnification agreements with its other directors and officers. The Indemnification Agreement provides that, subject to certain limitations set forth therein, the Company will indemnify the Indemnitee to the fullest extent permitted by Maryland law and the Company’s charter, for amounts incurred as a result of the Indemnitee’s service in his role as a director or in other roles as the Company may require from time to time. The Indemnification Agreement further provides that, subject to the limitations set forth therein, the Company will advance all reasonable expenses to the Indemnitee in connection with proceedings covered by the Indemnification Agreement.

Subject to certain limitations set forth therein, the Indemnification Agreement places limitations on the indemnification of the Indemnitee to the extent the Indemnitee is found to have acted in bad faith or with active and deliberate dishonesty and such actions were material to the matter that caused the loss to the Company. The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee and certain proceedings involving separate defenses, counterclaims or other conflicts of interest, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company has filed a Form of Indemnification Agreement with its Registration Statement on Form S-11, filed June 6, 2017.

Item 8.01.	Other Items.

On December 15, 2021, the Adviser and Sub-Adviser delivered written notice to the Company electing to receive a portion of the management fee and performance fee in the form of Class I PCRs equal to the amount, if any, by which the distributions paid to the Company’s stockholders during the three months ending December 31, 2021 exceed the Company’s Adjusted Core Earnings for such quarter.

In addition, on December 10, 2021, the Company amended its Valuation Guidelines pursuant to which it calculates its NAV and NAV per share to contemplate the issuance of Class I PCRs. Under the amended Valuation Guidelines, in calculating the number of shares outstanding for each month-end that coincides with the end of a fiscal quarter, the calculation will include the number of Class I Shares that have been or will be issued to the Adviser (or Sub-Adviser) for the quarter with respect to any outstanding Class I PCRs based on the achievement of the Performance Criteria. For each month-end that is not the end of a fiscal quarter, solely for purposes of calculating NAV per share, the calculation will include an estimated number of Class I Shares, if any, that would have been issued to the Adviser (or Sub-Adviser) in connection with any outstanding Class I PCRs based on the Company’s estimated Excess Distributable Income as of such date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit

EXHIBIT NUMBER	DESCRIPTION

10.1	Third Amended and Restated Advisory Agreement, dated December 15, 2021, by and between FS Credit Real Estate Income Trust, Inc. and FS Real Estate Advisor, LLC.

10.2	Form of Class I PCR Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: December 15, 2021	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary